As filed with the Securities and Exchange Commission on June 29, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAL DIVE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	95-3409686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 N. Sam Houston Parkway E., Suite 400
Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

Cal Dive International, Inc. 2005 Long Term Incentive Plan
(Full title of the plan)

James Lewis Connor, III
400 N. Sam Houston Parkway E., Suite 400
Houston, Texas 77060
(Name and address of agent for service)

(281) 618-0400
(Telephone number, including area code, of agent for service)

With Copy to:

Fulbright & Jaworski L.L.P.
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5151

Attention: Arthur H. Rogers

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of securities	Amount to	maximum offering	aggregate offering	Amount of
to be registered	be registered	price per unit(2)	price(2)	registration fee
Common Stock no par value	3,000,000 shares(1)	$52.52	$157,560,000	$18,545

(1)	There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the 2005 Long Term Incentive Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales price of a share of Common Stock on the Nasdaq National Market on June 27, 2005.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

          The following documents are hereby incorporated by reference in this Registration Statement:

          1. The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004;

          2. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

          3. The Registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 24, 2005, April 4, 2005, April 12, 2005, April 13, 2005, May 5, 2005 (as amended by Form 8-K/A filed May 6, 2005), May 9, 2005, May 12, 2005, June 13, 2005 and June 16, 2005; and

          4. The description of the Company’s capital stock contained in the Company’s Registration Statement on Form S-1 (Registration No. 333-50751).

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities

          Not Applicable.

Item 5. Interests of Named Experts and Counsel

          As of June 24, 2005, our special counsel, Andrew C. Becher, owned 2,200 shares of our common stock.

Item 6. Indemnification of Directors and Officers

          The articles of incorporation contain a provision that eliminates, to the extent currently allowed under the Minnesota Business Corporation Act (the “MBCA”), the personal monetary liability of a director to Cal Dive and our shareholders for breach of fiduciary duty of care as a director, except in certain circumstances. If a director of Cal Dive were to breach such fiduciary duty of care in performing duties as a director, neither Cal Dive nor our shareholders could recover monetary damages from the director, and the only course of action available to our shareholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of the fiduciary duty of care. To the extent certain claims against directors are limited to equitable remedies, this provision of the articles of incorporation may reduce the likelihood of derivative litigation against directors for breach of their fiduciary duty of care. Additionally, equitable remedies may not be effective in many situations. If a shareholder’s only remedy is to enjoin the completion of the board of directors’ action, this remedy would be ineffective if the shareholder does not become aware of a transaction or event until after its has been completed. In such a situation, such shareholder would not have effective remedy against the directors.

          Our by-laws require us to indemnify directors and officers to the fullest extent permitted under Minnesota law. The MBCA provides that a corporation organized under the Minnesota law shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined in the MBCA) of the person, against judgments, penalties, fines, settlements, and reasonable expense incurred by the person in connection with the proceedings if certain statutory standards are met. “Proceeding” means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 of the MBCA contains detailed terms regarding such rights of indemnification and reference is made thereto for a complete statement of such indemnification rights.

          All of the foregoing indemnification provisions include statements that such provisions are not to be deemed exclusive of any other right to indemnity to which a director or officer may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Item 7. Exemption from Registration Claimed

           Not applicable.

Item 8. Exhibits

Exhibit Number		Exhibit
4.1	—	Credit Agreement by and among Bank of America, N.A., et al., as Lenders, and Cal Dive International, Inc., as Borrower, dated August 16, 2004, incorporated by reference to Exhibit 4.1 to the registrant’s Annual Report on 10-Q for the fiscal quarter ended September 30, 2004, filed by the registrant with the Securities and Exchange Commission on November 5, 2004 (the “2004 Form 10-Q”).

4.2	—	Participation Agreement among ERT, Cal Dive International, Inc., Cal Dive/Gunnison Business Trust No. 2001-1 and Bank One, N.A., et. al., dated as of November 8, 2001, incorporated by reference to Exhibit 4.2 to Form 10-K for the fiscal year ended December 31, 2001, filed by the registrant with the Securities and Exchange Commission on March 28, 2002 (the “2001 Form 10-K”).

4.3	—	Form of Common Stock certificate, incorporated by reference to Exhibit 4.1 to the Form S-1.

4.4	—	Credit Agreement among Cal Dive I-Title XI, Inc., GOVCO Incorporated, Citibank N.A. and Citibank International LLC dated as of August 16, 2000, incorporated by reference to Exhibit 4.4 to the 2001 Form 10-K.

4.5	—	Amendment No. 1 to Credit Agreement among Cal Dive I-Title XI, Inc., GOVCO Incorporated, Citibank N.A. and Citibank International LLC dated as of January 25, 2002, incorporated by reference to Exhibit 4.9 to Form 10-K/A for the fiscal year ended December 31, 2002, filed by the registrant with the Securities and Exchange Commission on April 8, 2003 (the “2002 Form 10-K/A”).

4.6	—	Amendment No. 2 to Credit Agreement among Cal Dive I-Title XI, Inc., GOVCO Incorporated, Citibank N.A. and Citibank International LLC dated as of November 15, 2002, incorporated by reference to Exhibit 4.4 to the Form S-3 Registration Statement filed by the registrant with the Securities and Exchange Commission on February 26, 2003 (Reg. No. 333- 103451).

4.7	—	First Amended and Restated Agreement dated January 17, 2003, but effective as of December 31, 2002, by and between Cal Dive International, Inc. and Fletcher International, Ltd., incorporated by reference to Exhibit 10.1 to the 2003 Form 8-K.

4.8	—	Amended and Restated Credit Agreement among Cal Dive/Gunnison Business Trust No. 2001-1, Energy Resource Technology, Inc., Cal Dive International, Inc., Wilmington Trust Company, a Delaware banking corporation, the Lenders party thereto, and Bank One, NA, as Agent, dated July 26, 2002, incorporated by reference to Exhibit 4.12 to the 2002 Form 10-K/A.

4.9	—	First Amendment to Amended and Restated Credit Agreement among Cal Dive/Gunnison Business Trust No. 2001-1, Energy Resource Technology, Inc., Cal Dive International, Inc., Wilmington Trust Company, a Delaware banking corporation, the Lenders party thereto, and Bank One, NA, as Agent, dated January 7, 2003, incorporated by reference to Exhibit 4.13 to the 2002 Form 10-K/A.

4.10	—	Second Amendment to Amended and Restated Credit Agreement among Cal Dive/Gunnison Business Trust No. 2001-1, Energy Resource Technology, Inc., Cal Dive International, Inc., Wilmington Trust Company, a Delaware banking corporation, the Lenders party thereto, and

Bank One, NA, as Agent, dated February 14, 2003, incorporated by reference to Exhibit 4.14 to the 2002 Form 10-K/A.

4.11	—	Lease with Purchase Option Agreement between Banc of America Leasing & Capital, LLC and Canyon Offshore Ltd. dated July 31, 2003 incorporated by reference to Exhibit 10.1 to the Form 10-Q for the fiscal quarter ended September 30, 2003, filed by the registrant with the Securities and Exchange Commission on November 13, 2003.

4.12	—	Amendment No. 3 Credit Agreement among Cal Dive I-Title XI, Inc., GOVCO Incorporated, Citibank N.A. and Citibank International LLC dated as of July 31, 2003, incorporated by reference to Exhibit 4.12 to the Form 10-K for the fiscal year ended December 31, 2004, filed by the registrant with the Securities and Exchange Commission on March 16, 2005.

4.13	—	Amendment No. 4 to Credit Agreement among Cal Dive I-Title XI, Inc., GOVCO Incorporated, Citibank N.A. and Citibank International LLC dated as of December 15, 2004, incorporated by reference to Exhibit 4.13 to the Form 10-K for the fiscal year ended December 31, 2004, filed by the registrant with the Securities and Exchange Commission on March 16, 2005.

4.14	—	Indenture relating to the 3.25% Convertible Senior Notes due 2025 dated as of March 30, 2005, between Cal Dive International, Inc. and JPMorgan Chase Bank, National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by registrant with the Securities and Exchange Commission on April 4, 2005 (the “2005 Form 8-K”).

4.15	—	Registration Rights Agreement dated as of March 30, 2005, between Cal Dive International, Inc. and Banc of America Securities LLC, as representative of the initial purchasers, incorporated by reference to the 2005 Form 8-K.

4.16	—	Purchase Agreement dated March 23, 2005, between Cal Dive International, Inc. and Banc of America Securities LLC, as representative of the initial purchasers, incorporated by reference to the 2005 Form 8-K.

4.17	—	2005 Long Term Incentive Plan, incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed by registrant on May 12, 2005.
5.1	—	Opinion of Andrew C. Becher (filed herewith).
15.1	—	Acknowledgment letter of Ernst & Young LLP (filed herewith).
23.1	—	Consent of Ernst & Young LLP (filed herewith).
23.2	—	Consent of Huddleston & Co., Inc. (filed herewith).
23.3	—	Consent of Andrew C. Becher (included in Exhibit 5.1).
24.1	—	Powers of Attorney from certain members of the Board of Directors of the Company (included on the signature pages hereto).

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 29, 2005.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ A. WADE PURSELL
A. Wade Pursell
Senior Vice President,
Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Owen Kratz or James Lewis Connor, III, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 29th day of June, 2005.

Signature	Title

/s/ OWEN KRATZ Owen Kratz	Chairman, Chief Executive Officer and Director (principal executive officer)

/s/ MARTIN R. FERRON Martin R. Ferron	President, Chief Operating Officer and Director

/s/ A. WADE PURSELL A. Wade Pursell	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ LLOYD A. HAJDIK Lloyd A. Hajdik	Vice President — Corporate Controller and Chief Accounting Officer (principal accounting officer)

/s/ GORDON F. AHALT Gordon F. Ahalt	Director

/s/ BERNARD J. DUROC-DANNER Bernard J. Duroc-Danner	Director

/s/ JOHN V. LOVOI John V. Lovoi	Director

/s/ T. WILLIAM PORTER T. William Porter	Director

/s/ WILLIAM L. TRANSIER William L. Transier	Director

/s/ ANTHONY TRIPODO Anthony Tripodo	Director

INDEX TO EXHIBITS

Exhibit Number		Exhibit
4.1	—	Credit Agreement by and among Bank of America, N.A., et al., as Lenders, and Cal Dive International, Inc., as Borrower, dated August 16, 2004, incorporated by reference to Exhibit 4.1 to the registrant’s Annual Report on 10-Q for the fiscal quarter ended September 30, 2004, filed by the registrant with the Securities and Exchange Commission on November 5, 2004 (the “2004 Form 10-Q”).

4.2	—	Participation Agreement among ERT, Cal Dive International, Inc., Cal Dive/Gunnison Business Trust No. 2001-1 and Bank One, N.A., et. al., dated as of November 8, 2001, incorporated by reference to Exhibit 4.2 to Form 10-K for the fiscal year ended December 31, 2001, filed by the registrant with the Securities and Exchange Commission on March 28, 2002 (the “2001 Form 10-K”).

4.3	—	Form of Common Stock certificate, incorporated by reference to Exhibit 4.1 to the Form S-1.

4.4	—	Credit Agreement among Cal Dive I-Title XI, Inc., GOVCO Incorporated, Citibank N.A. and Citibank International LLC dated as of August 16, 2000, incorporated by reference to Exhibit 4.4 to the 2001 Form 10-K.

4.5	—	Amendment No. 1 to Credit Agreement among Cal Dive I-Title XI, Inc., GOVCO Incorporated, Citibank N.A. and Citibank International LLC dated as of January 25, 2002, incorporated by reference to Exhibit 4.9 to Form 10-K/A for the fiscal year ended December 31, 2002, filed by the registrant with the Securities and Exchange Commission on April 8, 2003 (the “2002 Form 10-K/A”).

4.6	—	Amendment No. 2 to Credit Agreement among Cal Dive I-Title XI, Inc., GOVCO Incorporated, Citibank N.A. and Citibank International LLC dated as of November 15, 2002, incorporated by reference to Exhibit 4.4 to the Form S-3 Registration Statement filed by the registrant with the Securities and Exchange Commission on February 26, 2003 (Reg. No. 333- 103451).

4.7	—	First Amended and Restated Agreement dated January 17, 2003, but effective as of December 31, 2002, by and between Cal Dive International, Inc. and Fletcher International, Ltd., incorporated by reference to Exhibit 10.1 to the 2003 Form 8-K.

4.8	—	Amended and Restated Credit Agreement among Cal Dive/Gunnison Business Trust No. 2001-1, Energy Resource Technology, Inc., Cal Dive International, Inc., Wilmington Trust Company, a Delaware banking corporation, the Lenders party thereto, and Bank One, NA, as Agent, dated July 26, 2002, incorporated by reference to Exhibit 4.12 to the 2002 Form 10-K/A.

4.9	—	First Amendment to Amended and Restated Credit Agreement among Cal Dive/Gunnison Business Trust No. 2001-1, Energy Resource Technology, Inc., Cal Dive International, Inc., Wilmington Trust Company, a Delaware banking corporation, the Lenders party thereto, and Bank One, NA, as Agent, dated January 7, 2003, incorporated by reference to Exhibit 4.13 to the 2002 Form 10-K/A.

4.10	—	Second Amendment to Amended and Restated Credit Agreement among Cal Dive/Gunnison Business Trust No. 2001-1, Energy Resource Technology, Inc., Cal Dive International, Inc., Wilmington Trust Company, a Delaware banking corporation, the Lenders party thereto, and Bank One, NA, as Agent, dated February 14, 2003, incorporated by reference to Exhibit 4.14 to the 2002 Form 10-K/A.

4.11	—	Lease with Purchase Option Agreement between Banc of America Leasing & Capital, LLC and Canyon Offshore Ltd. dated July 31, 2003 incorporated by reference to Exhibit 10.1 to the Form 10-Q for the fiscal quarter ended September 30, 2003, filed by the registrant with the Securities and Exchange Commission on November 13, 2003.

4.12	—	Amendment No. 3 Credit Agreement among Cal Dive I-Title XI, Inc., GOVCO Incorporated, Citibank N.A. and Citibank International LLC dated as of July 31, 2003, incorporated by reference to Exhibit 4.12 to the Form 10-K for the fiscal year ended December 31, 2004, filed by the registrant with the Securities and Exchange Commission on March 16, 2005.

4.13	—	Amendment No. 4 to Credit Agreement among Cal Dive I-Title XI, Inc., GOVCO

Incorporated, Citibank N.A. and Citibank International LLC dated as of December 15, 2004, incorporated by reference to Exhibit 4.13 to the Form 10-K for the fiscal year ended December 31, 2004, filed by the registrant with the Securities and Exchange Commission on March 16, 2005.

4.14	—	Indenture relating to the 3.25% Convertible Senior Notes due 2025 dated as of March 30, 2005, between Cal Dive International, Inc. and JPMorgan Chase Bank, National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by registrant with the Securities and Exchange Commission on April 4, 2005 (the “2005 Form 8-K”).

4.15	—	Registration Rights Agreement dated as of March 30, 2005, between Cal Dive International, Inc. and Banc of America Securities LLC, as representative of the initial purchasers, incorporated by reference to the 2005 Form 8-K.

4.16	—	Purchase Agreement dated March 23, 2005, between Cal Dive International, Inc. and Banc of America Securities LLC, as representative of the initial purchasers, incorporated by reference to the 2005 Form 8-K.

4.17	—	2005 Long Term Incentive Plan, incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed by registrant on May 12, 2005.
5.1	—	Opinion of Andrew C. Becher (filed herewith).
15.1	—	Acknowledgment letter of Ernst & Young LLP (filed herewith).
23.1	—	Consent of Ernst & Young LLP (filed herewith).
23.2	—	Consent of Huddleston & Co., Inc. (filed herewith).
23.3	—	Consent of Andrew C. Becher (included in Exhibit 5.1).
24.1	—	Powers of Attorney from certain members of the Board of Directors of the Company (included on the signature pages hereto).